MARK BAILEY & COMPANY, LTD.

                          Certified Public Accountants
                             Management Consultants


        OFFICE ADDRESS:                                       MAILING ADDRESS:
1495 Ridgeview Drive, Ste. 200    Phone: 775/332.4200          P.O. Box 6060
    Reno, Nevada 89509-6634        Fax: 775/332.4210         Reno, Nevada 89513

MARK BAILEY, CPA, ABV                        E-mail: MarkBailey@MarkBaileyCo.com


February 6, 2002


Security and Exchange Commission
Washington, D.C.  20549

Re:     Iconet, Inc.
        Amended Registration Statement on Form SB-2,
        Registration No. 333-72660


To Whom it May Concern:

We hereby acknowledge the incorporation by reference in the Amended Form SB-2 (file # 333-72660) of Iconet, Inc, formerly known as Digital Video Display Technology, Inc., of our report dated November 9, 2001, as Exhibits to the Quarterly Reports on Form 10-QSB for the quarter ended September 30, 2001.

Sincerely,

/s/MARK BAILEY, CPA/ABV

Mark Bailey, CPA/ABV
Mark Bailey & Company, Ltd.